CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated October 20, 1999 and to all references to our Firm included in or made a part of this Pre-Effective Amendment No. 2.

                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
  October 20, 1999